UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.	Other Events.

B2Digital, Incorporation, a Delaware corporation (the “Company”), is announcing that it will begin holding live B2 Grappling Tournaments starting in Q3 of the current fiscal year ending March 31, 2021. The grappling tournament business model is different than the current B2 Fighting Series LIVE MMA events that the Company has been holding, which enables the Company to sell tickets to fans in order for the fans to attend and watch the live events in person. In the grappling tournament business model, the participants pay a fee to the Company to compete in the grappling tournament and no tickets are sold to fans that create a crowd. In Q3 and Q4 of the current fiscal year ending March 31, 2021, the Company plans to recommence holding live MMA Events in the states that allow MMA fights to continue. The Company will hold B2 Grappling Tournaments in the states that do not allow MMA fights to be held and both MMA and B2 Grappling Tournaments in the states that allow live MMA Events to occur. The Company plans to adhere to and follow all COVID-19 issued regulations that are required by each individual state in which the Company holds any events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: July 27, 2020	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer

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